Exhibit 5.1

GREENBERG TRAURIG, P.A.

401 East Las Olas Boulevard, Suite 2000

Fort Lauderdale, FL 33301

April 4, 2025

Mobix Labs, Inc.

15420 Laguna Canyon Road, Suite 100

Irvine, California 92618

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mobix Labs, Inc., a Delaware corporation (the “Company”), in connection with the (i) Registration Statement on Form S-3 (SEC File No. 333-284351) (the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Act”) along with the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement dated April 4, 2025 that will be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) relating to the offering by the Company of up to 3,850,000 shares of the Company’s Class A common stock, par value $0.00001 per share (“Common Stock”), and pre-funded warrants to purchase 1,026,860 shares of Common Stock (the “Pre-Funded Warrants” and the shares of Common Stock issuable upon exercise thereof, the “Pre-Funded Warrant Shares”) pursuant to a Securities Purchase Agreement dated as of April 4, 2025 (the “Agreement”) between the Company and the purchaser identified on the signature page thereto. The Pre-Funded Warrant Shares together with the Common Stock are referred to as the “Shares.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof, and with respect to numbered paragraph 2 below, the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

1.	the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the Agreement, the Common Stock will be validly issued, fully paid and non-assessable;

2.	when the Pre-Funded Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the Agreement, the Pre-Funded Warrants will constitute valid and legally binding obligation of the Company enforceable against the Company in accordance with their terms; and

3.	the Pre-Funded Warrant Shares when issued and delivered against payment therefor upon the exercise of the Pre-Funded Warrants in accordance with their terms, the Pre-Funded Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any responsibility to advise you of any changes in the facts stated or assumed herein or any changes in applicable law.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP